UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported):    February 2, 2009

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

325 NORTH KIRKWOOD ROAD, SUITE 300	63122
P.O. BOX 221029	(Zip Code)
ST. LOUIS, MISSOURI
(Address of principal executive offices)

(314) 822-3163
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2009, John J. Riffle resigned from his position as director of Siboney Corporation (the “Registrant”).

Item 8.01	Other Events.

On February 3, 2009, the Registrant issued a press release announcing that it had signed a letter of intent to sell its educational software business, Siboney Learning Group, to an affiliate of EdOptions, a privately-held educational software company based in Virginia.  Subject to the negotiation and execution of a mutually acceptable definitive agreement and to finalization of arrangements with the Registrant’s bank, the parties expect to complete the transaction in the next few weeks.  The press release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference under this Item 8.01.

In addition, the Registrant likely will be unable to file its Form 10-K for the year ended December 31, 2008, when the report is due.  In light of the Registrant’s current liquidity position, it determined that committing to pay the amounts necessary for the required financial statement audit would not be prudent at this time.  The Registrant expects to file a notice of late filing on Form 12b-25 around March 31, 2009, which report is expected to include unaudited financial information for 2008.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit	Description
99.1	Press release of Siboney Corporation dated February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2009

SIBONEY CORPORATION

By:	/s/ Timothy J. Tegeler
Timothy J. Tegeler
Chief Executive Officer